Exhibit 3.82

ARTICLES OF INCORPORATION

OF

WORLD-WIDE TRAVEL NETWORK, INC.

The undersigned subscribers to these Articles of Incorporation, natural personal competent to contract, hereby form a corporation under the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation shall be:

WORLD-WIDE TRAVEL NETWORK, INC.

ARTICLE II. NATURE OF BUSINESS

This corporation may engage or transact in any and all lawful activities or business permitted under the law of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 7,500 shares of common stock having a par value of $1.00 per share.

ARTICLE IV. ADDRESS

The street address of the initial registered office of the corporation shall be 141 N. Magnolia Ave., Orlando, Florida 32801 and the name of the initial registered agent of the corporation at that address is Michael H. Storms.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI. PREEMPTIVE RIGHTS

Every shareholder upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds shall have the right to purchase his pro rata share thereof at the price at which it is offered to others.

ARTICLE VII. SPECIAL PROVISION

It is the intent of the incorporators that the corporation will qualify under Section 1244 of the Internal Revenue Code and that the corporation will file as a Subchapter S Corporation.

ARTICLE VIII. OFFICERS AND DIRECTORS

This corporation shall have two officers and directors, initially. The name and street address of the initial members is:

MICHAEL H. STORMS	671 Parchment Ln Fern Park, FL 32730	PRESIDENT/DIRECTOR

KAREN R. STORMS	671 Parchment Ln Fern Park, FL 32730	SECRETARY-TREASURER/DIRECTOR

ARTICLE IX. SUBSCRIBERS

The name and street address of the subscriber to these Articles of Incorporation is:

MICHAEL H. STORMS	671 Parchment Ln Fern Park, FL 32730

KAREN R. STORMS	671 Parchment Ln Fern Park, FL 32730

WHEREOF, the undersigned have hereunto set their hands and seals this 21st day of August, 1985

/s/ Michael H. Storms	(LS)
Michael H. Storms

/s/ Karen R. Storms	(LS)
Karen R. Storms

STATE OF FLORIDA

COUNTY OF SEMINOLE

The foregoing instrument was acknowledged before me this 21st day of August, 1985.

/s/ J. Carter Moore
Notary Public, State of Florida at Large

My commission expires: